Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts: Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (PNX) Announces Corrected Estimated Third Quarter 2012 Results;
Changes to Income Taxes, Net Loss, Operating Loss and Total Stockholders’ Equity

●	Third quarter 2012 net loss of $45.8 million, operating loss of $62.6 million and pre-tax operating loss of $80.7 million

●	Loss driven by charge related to annual actuarial assumption review and adverse mortality

●	Phoenix Life Insurance Company statutory surplus and asset valuation reserve at $944.4 million and estimated risk-based capital ratio at 391% at Sept. 30, 2012

●	Holding company liquidity of $124.0 million at Sept. 30, 2012

Hartford, Conn., Nov. 20, 2012 – The Phoenix Companies, Inc. (NYSE:PNX) today reported estimated results for the third quarter of 2012. This report follows the company’s Nov. 8, 2012 announcement that it would restate its previously issued GAAP financial statements for the years ended December 31, 2011, 2010 and 2009, the interim periods for 2011, and the first and second quarters of 2012. Since there may be changes to prior period results, the company is not providing comparisons of any third quarter or nine-month 2012 results to any prior periods until the restated financial statements have been filed with the Securities and Exchange Commission.

The estimated third quarter 2012 GAAP results represent unaudited interim results prepared by management. The company has not closed its books and records for the third quarter of 2012 and continues to review these estimated results.  The amounts disclosed herein are subject to change pending the completion of our previously announced restatement and the closing of our books for the third quarter of 2012, and any such change may be material.

Phoenix reported a third quarter 2012 net loss of $45.8 million, or $8.04 per share, which includes operating losses partially offset by strong realized investment gains.

Phoenix reported a third quarter 2012 operating loss, a non-GAAP measure, of $62.6 million, or $10.98 per share. The third quarter 2012 operating loss before taxes was $80.7 million, or $14.16 per share, driven primarily by a $63.4 million charge resulting from the company’s annual review of actuarial assumptions and an estimated $23 million of adverse mortality.

Per share amounts reflect the 1-for-20 reverse stock split effected on August 10, 2012.

“We are working diligently to complete the restatement. In the meantime, we believe it is important to report our estimated third quarter 2012 results to the extent possible before our financial statements are filed with the SEC,” said James D. Wehr, president and chief executive officer.

“While we had a GAAP loss this quarter, we delivered solid performance in our key fundamentals and took several actions that enhance the company’s financial position and support growth initiatives. The largest driver of the loss, the charge resulting from our annual actuarial assumption review, reflects our projection that the sustained low interest rate environment will continue. Adverse mortality, the other major earnings driver, is expected to happen from time to time, but our long-term mortality experience remains favorable to expectations,” Mr. Wehr said.

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“This quarter, Phoenix continued to generate statutory capital, maintain strong persistency rates and deliver profitable annuity sales against the headwinds of the low interest rate environment. In addition, Saybrus Partners made further progress in its third-party business,” he said.

 “We began redeploying some of the capital built over the past two and half years, combining debt and planned share repurchases in order to reduce leverage and increase book value per share, earnings per share and return on equity,” Mr. Wehr said. “We understand the importance of balancing capital management activities with a strong capital position,” he added.

“The management team is committed to building on these strengths and opportunities to position us more effectively to grow the business,” Mr. Wehr concluded.

THIRD QUARTER ESTIMATED EARNINGS SUMMARY

($ in millions)	Third Quarter 2012
Loss From Continuing Operations Before Income Taxes	$(50.0)
Income Tax Benefit	(4.1)
Loss From Continuing Operations	$(45.9)
Income From Discontinued Operations, Net of Income Taxes	0.1
Net Loss	$(45.8)
Less:
Net Realized Investment Gains1	22.8
Fixed Indexed Annuity Derivatives2	(6.1)
Discontinued Operations3	0.1
Operating Loss 4	$(62.6)
Applicable Income Tax Benefit	(18.1)
Operating Loss Before Taxes4	$(80.7)

Earnings Per Share Summary
Net Loss Per Share
Basic	$(8.04)
Diluted	$(8.04)
Operating Loss Per Share
Basic	$(10.98)
Diluted	$(10.98)
Operating Loss Before Taxes Per Share
Basic	$(14.16)
Diluted	$(14.16)
Weighted Average Shares Outstanding5 (in millions)
Basic	5.7
Diluted	5.7

1 Net realized investment gains (losses) and related deferred acquisition cost amortization, tax and other related offsets are excluded from operating income (loss) because the amount and timing may be subject to management’s investment decisions. This adjustment includes changes in net income (loss) related to fixed indexed annuity options purchased to fund annual index credits as they fluctuate from quarter to quarter based upon the changes in fair value.
2 Operating income (loss) excludes changes in net income (loss) related to fixed indexed annuity embedded derivatives as they fluctuate from quarter to quarter based upon assumptions used to discount embedded derivative liabilities. Operating income (loss) is also adjusted to include amortization of option premium and proceeds received upon options expiring specific to fixed indexed annuities.
3 Net of taxes.
4 Operating income (loss), as well as components of and financial measures derived from operating income (loss), are non-GAAP financial measures.  Management believes that these measures provide investors with additional insight into the underlying trends in our operations. In addition, these are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. Net income (loss) and net income (loss) per share are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income (loss) and net income (loss) per share and may be different from similarly titled measures of other companies. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance.
5Weighted average shares outstanding reflect the 1-for-20 reverse stock split effected on August 10, 2012.

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THIRD QUARTER 2012 ESTIMATED OPERATING RESULTS

●
The third quarter 2012 operating loss before taxes of $80.7 million was driven primarily by a $63.4 million charge resulting from the annual actuarial assumption review and an estimated $23 million of adverse mortality.

●	Third quarter 2012 total individual life surrenders were at an annualized rate of 5.2%, and closed block life policies were at an annualized rate of 5.0%.
●	Third quarter 2012 annuity surrenders were at an annualized rate of 9.7%.
●
While adverse mortality experience contributed an estimated $23 million to the third quarter 2012 loss, long-term mortality results remain favorable to expectations. Third quarter 2012 mortality in the closed block was favorable.

●
Annuity deposits were $211.1 million for the third quarter of 2012, driven by sales of updated products launched in June 2012, which are gaining traction in the marketplace. The company expects to finish the year with approximately $850 million of annuity deposits, compared with its previously stated target of approximately $1 billion.

●	Net annuity flows (deposits less surrenders) were $93.3 million for the third quarter of 2012. Annuity funds under management were $5.0 billion at Sept. 30, 2012.
●	Life insurance annualized premium was $0.8 million for the third quarter of 2012. Gross life insurance in-force at Sept. 30, 2012 was $116.5 billion.
●
Saybrus Partners had $0.7 million of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), including inter-company revenues, for the third quarter of 2012. Saybrus revenues were $5.9 million for the third quarter of 2012, driven by strong third-party revenues.

ESTIMATED REALIZED AND UNREALIZED GAINS AND LOSSES

Total net realized gains were $37.3 million for the third quarter of 2012, driven by strong investment gains and an $11.8 million gain from the repurchase of surplus notes.  Net other-than-temporary impairment losses remained below long-term market averages at $6.5 million for the third quarter of 2012. The impairment losses in the third quarter of 2012 were largely in structured securities. Derivative losses of $5.6 million for the third quarter of 2012 were driven primarily by a surplus hedge.

Net unrealized gains on fixed income securities were $938.7 million at Sept. 30, 2012.

ESTIMATED BALANCE SHEET AND LIQUIDITY

At Sept. 30, 2012, cash and securities at the holding company were $124.0 million.   Phoenix Life Insurance Company paid a $15.0 million dividend to the holding company in the third quarter of 2012.

The proportion of below investment grade bonds in the portfolio was 8.0% at Sept. 30, 2012.

Debt-to-total-capital was 27.0% at Sept. 30, 2012, reflecting the repurchase of surplus notes in the third quarter of 2012.  Phoenix has no debt maturities until 2032.

Total stockholders’ equity at Sept. 30, 2012 was $889.5 million.

THIRD QUARTER 2012 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

Phoenix Life Insurance Company, the principal operating subsidiary of The Phoenix Companies, Inc., is domiciled in New York and files quarterly and annual statutory financial statements with the New York Department of Financial Services.  Phoenix Life Insurance Company filed its third quarter 2012 statutory financial statements on Nov. 9, 2012.
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The errors to be corrected by the restatement of Phoenix’s GAAP financial results are not expected to have a material impact on Phoenix Life Insurance Company's statutory financial results or any subsidiaries’ risk-based capital computations.  As previously reported, the following are Phoenix Life Insurance Company's third quarter 2012 statutory highlights:

●	Statutory net gain from operations was $17.5 million and statutory net income was $16.8 million for the third quarter of 2012.
●	Statutory surplus and asset valuation reserve was $944.4 million at Sept. 30, 2012, net of the $54.0 million in dividends paid to the holding company during the first nine months of the year.
●	Estimated risk-based capital ratio was 391% at Sept. 30, 2012.

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OTHER ITEMS

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The company conducted its annual actuarial assumption review during the third quarter of 2012 and updated its best estimate assumptions used in calculating deferred policy acquisition costs, policy reserves and unearned revenues. Major updated projection assumptions include investment income, interest margins, reinsurance recapture, lapses and premium persistency. The review incorporated Phoenix’s experience, industry studies and market conditions. Assumption changes resulted in a $63.4 million charge driven primarily by the expectation that the sustained low interest rate environment will continue. This charge excludes $9.1 million in favorable adjustments related to fixed indexed annuities that are not included in operating income.

●
On Nov. 8, 2012, the company filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing under Item 4.02 that it will restate its GAAP financial statements for the years ended December 31, 2011, 2010 and 2009, the interim periods for 2011, and the first and second quarters of 2012.

o

The restatement will correct certain errors relating to the classification of items on the consolidated statement of cash flows in these prior periods. Management does not expect the restatement to have a material impact on beginning and ending balances or the total change in cash and cash equivalents that were previously reported for the periods. As part of the restatement, the company will adjust the financial statements for errors identified and corrected during prior periods, recording the adjustments in the appropriate historical period. Additional errors identified subsequent to the filing of Form 10-Q for the period ended June 30, 2012, which may affect prior periods, will be assessed for materiality and corrected in connection with the restatement.

o
The company is delaying the filing of its third quarter 2012 Form 10-Q pending the filing of the restated financial results with the Securities and Exchange Commission, which is expected to be prior to the timely filing of its Annual Report on Form 10-K for the year ended December 31, 2012.

●	The company previously announced two capital management actions:
o	On Sept. 21, 2012, Phoenix Life Insurance Company repurchased a total of $48.3 million par amount of its outstanding 7.15% surplus notes due 2034 for the aggregate consideration of $36.2 million.
o
On Sept. 20, 2012, Phoenix’s Board of Directors authorized a program to repurchase outstanding shares of common stock up to an aggregate amount of $25 million. The company does not intend to commence the program until after filing its restated financial statements.

CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call today (Nov. 20) at 1 p.m. EST to discuss with the investment community Phoenix’s estimated third quarter 2012 financial results and other matters. The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section. The call also can be accessed by telephone at 773-799-3641 (Passcode: PHOENIX). A replay of the call will be available through Dec. 5, 2012 by telephone at 402-220-4706 and on Phoenix’s Web site.

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. Headquartered in Hartford, Connecticut, Phoenix has a history of keeping its promises since 1851. For more information, visit www.phoenixwm.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets; (ii) the potential adverse affect of interest rate fluctuations on our business and results of operations; (iii) the impact on our results of operations and financial condition of any required increase in our reserves for future policyholder benefits and claims if such reserves prove to be inadequate; (iv) the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our assumptions used in pricing products; (v) the effect of limited access to external sources of liquidity and financing; (vi) the effect of guaranteed benefits within our products; (vii) potential exposure to unidentified or unanticipated risk that could adversely affect our businesses or result in losses; (viii) the consequences related to variations in the amount of our statutory capital could adversely affect our business; (ix) the possibility that we may not be successful in our efforts to implement a business plan focused on new market segments; (x) changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions; (xi) the impact of downgrades in our debt or financial strength ratings; (xii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (xiii) our ability to attract and retain key personnel in a competitive environment; (xiv) our dependence on third parties to maintain critical business and administrative functions; (xv) the strong competition we face in our business from banks, insurance companies and other financial services firms; (xvi) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xvii) the potential need to fund deficiencies in our closed block; (xviii) tax developments may affect us directly or indirectly through the cost of, the demand for or profitability of our products or services; (xix) the possibility that the actions and initiatives of the federal and state governments, including those that we elect to participate in, may not improve adverse economic and market conditions generally or our business, financial condition and results of operations specifically; (xx) regulatory developments or actions may harm our business; (xxi) legal actions could adversely affect our business or reputation; (xxii) potential future material losses from our discontinued reinsurance business; (xxiii) changes in accounting standards; (xxiv) the potential effect of a material weakness in our internal control over financial reporting on the accuracy  of our reported financial results; (xxv) the expected benefits of the reverse stock split may not be realized or maintained; (xxvi) the company’s ability to produce restated financial results and provide estimated and final third quarter and year-end 2012 financial information in the anticipated timeframes; and (xxvi) other risks and uncertainties described herein or in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this press release, even if such results changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

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